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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

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
SUBSIDIARIES                                                        JURISDICTION OF ORGANIZATION
DermaQuest, Inc.                                                            Pennsylvania
Health Management, Inc.                                                       Delaware
MK Diabetic Support Services, Inc.                                             Florida
RespiFlow, Inc.                                                                Florida
Steri-Pharm, Inc.                                                             New York
The PromptCare Companies, Inc.                                               New Jersey
Transworld Holdings (UK), Limited                                              England
    Transworld Healthcare (UK) Limited                                         England
        Nightingale Nursing Bureau Limited                                     England
        Omnicare Ltd                                                           England
            Allied Medicare Ltd                                                England
            Allied Oxycare Ltd                                                 England
                Medigas Ltd                                                    England
            Amcare Ltd                                                         England
            Novacare Ltd                                                       England
Transworld Healthcare Puerto Rico, Inc.                                        Florida

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